As filed with the U.S. Securities and Exchange Commission on September 21, 2021

Registration No. 333-259465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Harbor Custom Development, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	1531	46-4827436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sterling Griffin, Chief Executive Officer and President

Harbor Custom Development, Inc.

11505 Burnham Dr., Suite 301

Gig Harbor, Washington 98332

(253) 649-0636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynne Bolduc, Esq.	Anthony Marsico, Esq.
Fitzgerald Yap Kreditor, LLP	Dorsey & Whitney LLP
2 Park Plaza, Suite 850	51 West 52nd Street
Irvine, California 92614	New York, NY 10019
Tel: (949) 788-8900	Tel: (212) 415-9214
Fax: (949) 788-8980	Fax: (212) 953-7201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

	CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fees
Series A Cumulative Convertible Preferred Stock(3)	$34,500,000	$3,764
Representative’s Warrants to purchase Common Stock(4)	$-	$-
Common Stock underlying Series A Cumulative Convertible Preferred Stock and Representative Warrants(5)(6)	$36,400,260	$3,972
TOTAL	$70,900,260	$7,736	(7)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(2)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes additional Series A Preferred Shares issuable as part of the over-allotment option.
(4)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the Warrants registered hereby.
(5)	Calculated in accordance with Rule 457(g) of the Securities Act, based upon the initial exercise price of the Warrants.
(6)

Includes additional shares of Common Stock issuable upon conversion of the Series A Preferred Shares at a price of $4.50 per share and additional shares of Common Stock issuable upon exercise of the Representative’s Warrants.

(7)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Harbor Custom Development, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-259465) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

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EXHIBIT INDEX

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement (including Form of Underwriter’s Representative’s Warrant Agreement) between the Registrant and ThinkEquity				X
3.1	Certificate of Conversion and Articles of Incorporation of the Registrant filed with the Washington Secretary of State on October 1, 2018	S-1	3.1	03/31/2020
3.2	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on December 7, 2018	S-1	3.2	03/31/2020
3.3	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on August 1, 2019	S-1	3.3	03/31/2020
3.4	2nd Amended and Restated Bylaws of the Registrant, dated January 15, 2020	S-1	3.4	03/31/2020
3.5	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on April 16, 2020	S-1/A	3.5	04/28/2020
3.6	Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed on June 8, 2021	8-K	3.1	06/08/2021
3.7	Certificate of Amendment of Certificate of Designation of 8.0% Series A Cumulative Convertible Preferred Stock, filed on June 8, 2021	S-1	3.7	09/10/2021
4.1	2018 Incentive and Non-Statutory Stock Option Plan to Employees, Directors, and Consultants of Harbor Custom Homes, Inc., dated November 19, 2018	S-1	4.1	03/31/2020
4.2	2020 Restricted Stock Plan, dated October 13, 2020	10-Q	10.1	11/16/2020
4.3	Form of Warrant Agency Agreement	S-1	4.4	04/14/2021
4.4	Form of Representative’s Warrant (included in Exhibit 1.1)				X
5.1	Opinion of FitzGerald Yap Kreditor, LLP				X
10.1	Service Agreement between Registrant and Hanover International, Inc., dated May 1, 2018 and Addendum to Service Agreement between Registrant and Hanover International, Inc., dated November 29, 2018	S-1	10.1	03/31/2020
10.2	Independent Contractor Agreement between Registrant and Richard Schmidtke dated, August 21, 2018 and Addendum to Independent Contractor’s Agreement between the Registrant and Richard Schmidtke, dated September 30, 2018	S-1	10.2	03/31/2020
10.3	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated August 23, 2019	S-1	10.3	03/31/2020
10.4	Director Agreement between Registrant and Richard Schmidtke, dated October 17, 2018	S-1	10.4	03/31/2020
10.5	RWC Limited Warranty Program Membership Agreement between Registrant and Residential Warranty Company, LLC and Western Pacific Mutual Insurance Company, dated October 18, 2018	S-1	10.5	03/31/2020
10.6	Independent Director Agreement between the Registrant and Robb Kenyon, dated November 1, 2018	S-1	10.6	03/31/2020
10.7	Executive Employment Agreement between the Registrant and Sterling Griffin, effective January 1, 2019	S-1	10.7	03/31/2020
10.8	Lease Agreement between Burnham Partners, LLC and Registrant, dated December 19, 2017	S-1	10.8	03/31/2020
10.9	Lease Agreement between Burnham Partners, LLC and Registrant, dated May 30, 2018	S-1	10.9	03/31/2020
10.10	Purchase and Sale Agreement between the Registrant and Burnham Partners LLC, dated March 9, 2021	10-K	10.10	03/31/2021
10.11	Independent Director Agreement with Larry Swets, dated March 22, 2020	S-1	10.11	03/31/2020
10.12	SoundEquity, Inc. Loan Package, dated November 13, 2019	S-1/A	10.12	04/28/2020
10.13	Form of Deed of Trust for PBRELF I, LLC	S-1/A	10.13	04/28/2020
10.14	Debt Conversion Agreement between Olympic Views, LLC and Registrant, dated May 15, 2020	S-1/A	10.14	06/01/2020

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10.15	Vacant Lot Purchase and Sale Agreement between Olympic Views, LLC and Registrant, dated February 14, 2020	S-1/A	10.15	06/01/2020
10.16	Indemnification Agreement between Registrant and Larry Swets, dated June 1, 2020	S-1/A	10.17	06/19/2020
10.17	Agreement of Sale of Future Receivables between Registrant and Libertas Funding, LLC, dated August 12, 2020	S-1	10.17	01/07/2021
10.18	Lease/Rental Agreement between the Registrant and Olympic Views, LLC, dated January 28, 2019.	S-1	10.23	01/07/2021
10.19	Offer of Employment to Jeff Habersetzer from the Registrant dated December 18, 2019	S-1	10.24	01/07/2021
10.20	Offer Letter to Lynda Meadows, dated June 7, 2020	8-K	10.1	09/08/2020
10.21	Lease Agreement between Burnham Partners, LLC and Registrant, dated February 18, 2021	10-K	10.21	03/31/2021
10.22	Lease Agreement between Burnham Partners, LLC and Registrant dated February 18, 2021	10-K	10.22	03/31/2021
10.23	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated November 18, 2020	10-K	10.23	03/31/2021
10.24	Purchase and Sale Agreement between the Registrant and Lennar Northwest, Inc., dated February 16, 2021	10-K	10.24	03/31/2021
10.25	SoundEquity, Inc. Loan Package, dated October 4-5, 2021	10-K	10.25	03/31/2021
10.26	Promissory Note between Registrant and Sound Equity, Inc., dated January 22, 2021	10-K	10.26	03/31/2021
21.1	Subsidiaries of Registrant	S-1	21.1	01/07/2021
23.1	Consent of Rosenberg Rich Baker Berman, P.A.				X
23.2	Consent of FitzGerald Yap Kreditor LLP (included in Exhibit 5)
24.1	Power of Attorney (see signature page of Registration Statement on Form S-1)	S-1	24.1	04/14/2021
101.INS	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document				X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document				X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document				X
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document				X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gig Harbor, State of Washington, on September 21, 2021.

Harbor Custom Development, Inc.

By:	/s/ Sterling Griffin
Sterling Griffin
Chief Executive Officer, President, and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sterling Griffin	Chief Executive Officer, President, and Chairman of the Board of Directors	September 21, 2021
Sterling Griffin	(Principal Executive Officer)

*	Interim Chief Financial Officer	September 21, 2021
Tim O’Sullivan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	September 21, 2021
Karen Bryant

*	Director	September 21, 2021
Dennis Wong

*	Director	September 21, 2021
Larry Swets

*	Director	September 21, 2021
Wally Walker

*	Director	September 21, 2021
Richard Schmidtke

*	Director	September 21, 2021
Chris Corr

* By:	/s/ Sterling Griffin
Sterling Griffin
Attorney-in-Fact

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